Exhibit 99.1

AMERICAN PHYSICIANS SERVICE GROUP, INC. REPORTS 28% GROWTH IN SECOND QUARTER EARNINGS PER SHARE

AUSTIN, TX – (MARKET WIRE) – August 2, 2010 – American Physicians Service Group, Inc. (“APS”) (NASDAQ:  AMPH) today announced results for the quarter and six months ended June 30, 2010.  For the three months ended June 30, 2010, revenues were $20.7 million compared to $20.1 million for the same period last year.  For the six months ended June 30, 2010, revenues were $40.8 million compared to $39.3 million in the same period last year.  Net earnings for the second quarter were $6.2 million or $.90 per diluted share, compared to $4.9 million or $.70 per diluted share, in the same period last year. Net earnings for the first six months were $10.7 million or $1.54 per diluted share, compared to $9.7 million or $1.36 per diluted share in the same period last year.

Ken Shifrin, APS Chairman of the Board, stated, “We are pleased to announce another successful quarter in which our net income and earnings per share exceeded the estimates of our outside equity analysts. Our book value per share continued its upward trend, increasing 2.4% in the quarter to a record $24.47, even while paying our seventh consecutive annual dividend on June 30th.

Tim LaFrey, President of APS, added, “Our operating trends continued favorably. The number of policy holders grew 8% since June 2009, aided by a strong 92% retention rate in the second quarter. Our reserves remain at the upper end of the estimated range of loss exposure and we continue to accrue our current accident year at the high end of the loss estimate. On the investment side, cash and investments grew 2% since the beginning of the year to $264 million.  We continue to maintain a shortened overall maturity in our portfolio, with an emphasis on safeguarding our capital while being ready to take advantage of any improvement in financial markets.

Mr. Shifrin concluded, “Demonstrating faith in our continuing performance, we purchased a little over 1% of our outstanding stock during the quarter at an average price significantly below book value.  Our board recently authorized an additional $5 million for our stock repurchase program, bringing the total authorized to $5.5 million. We look forward to reporting our progress as we move into the second half of 2010.”

APS is an insurance services firm with subsidiaries and affiliates which provide medical malpractice insurance and related services for physicians and other healthcare providers.  APS is headquartered in Austin, Texas.

This press release includes forward-looking statements related to APS that involve risks and uncertainties that could cause actual results to differ materially.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these factors that could affect the future results of APS, please see the recent filings with the Securities and Exchange Commission.  Prospective investors are cautioned that forward-looking statements are not guarantees of future performance.  Actual results may differ materially from management expectations.  Copies of the filings are available upon request to APS.

For further information, visit the APS website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)

Mr. Tim LaFrey, President (or)

Mr. Marc Zimmermann, Chief Financial Officer

American Physicians Service Group, Inc.

1301 S. Capital of Texas Highway, C-300

Austin, Texas  78746

(512) 328-0888

AMERICAN PHYSICIANS SERVICE GROUP, INC.
SELECTED FINANCIAL DATA
(Unaudited)

(in thousands, except per share data)

	June 30,	December 31,
	2010	2009
Assets

Investments	$248,038	$241,061
Cash and cash equivalents	15,781	18,277
Premiums receivable	17,543	15,678
Reinsurance recoverables	6,590	9,682
Deferred policy acquisition costs	2,369	2,335
Deferred tax assets	5,488	6,015
Property and equipment, net	436	406
Intangible assets	2,535	2,563
Income tax receivable	2,484	623
Prepaid and other assets	5,972	3,132

Total assets	$307,236	$299,772

Liabilities

Reserve for loss and loss adjustment expense	$87,721	$88,668
Unearned premiums	36,988	36,341
Funds held under reinsurance treaties	2,700	2,379
Accrued expenses and other liabilities	7,661	6,495
Mandatorily redeemable preferred stock	5,576	6,679

Total liabilities	140,646	140,562

Shareholders' Equity
Common stock	681	688
Additional paid-in capital	81,391	81,784
Accumulated other comprehensive income	5,660	5,345
Retained earnings	78,858	71,393
Total shareholders’ equity	166,590	159,210

Total liabilities and shareholders’ equity	$307,236	$299,772

Shares outstanding	6,807	6,876

Book value per share	$24.47	$23.15

AMERICAN PHYSICIANS SERVICE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES

Gross premiums written	$14,456	$14,682	$33,080	$32,222
Premiums ceded	(104)	335	(253)	663
Change in unearned premiums	1,719	1,808	(647)	397

Net premiums earned	16,071	16,825	32,180	33,282

Investment income, net of investment expense	2,454	2,666	4,954	5,217
Realized capital gains (losses), net	185	(142)	136	(517)
Other-than-temporary impairments	(59)	(1,100)	(100)	(2,007)
Financial services	2,074	1,827	3,514	3,275
Other revenue	16	45	72	102

Total revenues	20,741	20,121	40,756	39,352

EXPENSES

Losses and loss adjustment expenses:
Current accident year losses	13,309	11,496	24,558	22,516
Prior year losses	(8,435)	(4,699)	(12,743)	(9,598)
Total losses and loss adjustment expenses	4,874	6,797	11,815	12,918
Other underwriting expenses	2,529	2,510	5,688	5,731
Change in deferred policy acquisition costs	61	264	(34)	83
Financial services expenses	2,363	1,747	4,055	3,375
General and administrative expenses	1,538	1,164	3,004	2,388

Total expenses	11,365	12,482	24,528	24,495

Income from operations	9,376	7,639	16,228	14,857

Income tax expense	3,176	2,718	5,500	5,206

Net income	$6,200	$4,921	$10,728	$9,651

Diluted income per share	$0.90	$0.70	$1.54	$1.36

Diluted weighted average shares outstanding	6,923	7,007	6,950	7,089

Operating Income	$6,118	$5,728	$10,705	$11,292

Diluted operating income per share	$0.88	$0.82	$1.54	$1.59

Non-GAAP Financial Measures

Operating Income is a “Non-GAAP” financial measure which is widely used in the insurance industry to evaluate the performance of underwriting operations. Operating Income excludes the after-tax effects of realized investment gains or losses and infrequent items that are not considered core to the underwriting performance of our insurance segment or the operating performance of our financial services segment, and we believe presents a more appropriate view of the performance of our core operations. We present this information to facilitate industry peer comparisons by investors and by outside industry analysts. While we believe disclosure of certain non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP.  The following table is a reconciliation of Net Income to Operating Income:

Reconciliation of Net Income to Operating Income (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net Income	$6,200	$4,921	$10,728	$9,651
Adjustments, net of tax effects:
Realized capital (gains) losses, net	(120)	92	(88)	336
Other-than-temporary impairments	38	715	65	1,305
Operating Income	$6,118	$5,728	$10,705	$11,292

Per diluted share:
Net Income	$0.90	$0.70	$1.54	$1.36
Effect of adjustments	$(0.02)	$0.12	$-	$0.23
Diluted operating income per share	$0.88	$0.82	$1.54	$1.59

SELECTED INSURANCE DATA FOR API

Claims History

	Claims Reported	Open Claims
Date	in the Quarter	at Quarter End
June 30, 2010	107	521
March 31, 2010	84	537
December 31, 2009	90	572
September 30, 2009	100	578
June 30, 2009	100	565
March 31, 2009	104	583
December 31, 2008	77	585
September 30, 2008	114	681
June 30, 2008	92	667
March 31, 2008	98	688
December 31, 2007	128	740
September 30, 2007	89	746